EXHIBIT 99.1

PNM Resources Reports 2008 First Quarter Results
PNM electric reports loss for the quarter
First Choice Power, EnergyCo incur significant mark-to-market losses

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today reported unaudited 2008 first quarter consolidated GAAP losses of $48.6 million, or $0.63 per diluted share, compared with earnings of $29.7 million, or $0.38 per diluted share, in 2007. GAAP results primarily were driven by planned outages, write-offs associated with regulatory disallowances, First Choice Power trading activities and EnergyCo mark-to-market losses on economic hedges.

Unaudited, consolidated ongoing earnings were $3.5 million, or $0.05 per diluted share, compared with $29.8 million, or $0.38 per diluted share in 2007. The reduction in ongoing earnings was driven primarily by PNM electric, due to the lack of rate relief and higher operating costs, including planned outages at base load facilities.

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust. Reconciliations of GAAP to ongoing earnings are shown in the attached schedules 1 through 4.

“We expected reduced availability at our base load facilities, particularly San Juan Generating Station, where we continued the installation of environmental and plant upgrades, and the Four Corners Plant, where a major overhaul was started,” said Jeff Sterba, PNM Resources chairman, president and CEO.

“While the cost of those planned outages and subsequent power purchases affected our earnings, the work completed at San Juan has resulted in much-improved availability in March and April. Unfortunately, our unique situation of not having a fuel and purchased-power adjustment clause has kept us from recovering the increasing and fluctuating energy costs of providing service to PNM’s 494,000 customers.”

FIRST QUARTER PERFORMANCE SUMMARY

Planned and forced outages at San Juan and the Four Corners Plant early in the quarter, combined with higher purchased-power prices and higher generation costs, more than offset strong availability at the Palo Verde Nuclear Generation Station. SJGS had an equivalent availability factor of 54.1 percent, compared with 85.8 percent in 2007. Availability at San Juan has been strong since the completion of environmental and plant upgrades in early April for Unit 3 and late February for Unit 4.

Units 4 and 5 at Four Corners had an EAF of 67.3 percent, compared with 79.4 percent in 2007. Availability at Palo Verde remained strong with an EAF of 90.4 percent, compared with 92.5 percent in 2007. The weighted-average EAF of PNM’s baseload plants was 64.6 percent, compared with 85.8 percent in 2007.

After-tax write-offs associated with regulatory disallowances of $6.4 million related to renewable energy certificates and $11.9 million related to coal mine decommissioning costs reduced GAAP earnings. The disallowances are a result of the April 24 final order in PNM’s electric rate case.

In the past, First Choice Power entered into speculative trading positions as part of its normal business strategy. In late 2007, First Choice Power entered into a series of forward, arbitraged power positions among delivery zones within ERCOT. However, extreme congestion and transmission instability within ERCOT created negative zonal power prices and surging costs to move power between zones. During this time, delivery prices fluctuated between historic averages of $1.50 per megawatt-hour to as high as $100 per megawatt-hour.

As a result of its positions, First Choice Power incurred a non-recurring, after-tax loss of approximately $30.3 million during the first quarter, which is reflected in GAAP earnings. Of those losses, $8.3 million, or $0.11 per diluted share, are realized and $22.0 million, or $0.28 per diluted share, are unrealized.

“First Choice Power began to exit its inter-zonal power positions once it was determined no near-term fix was possible to solve ERCOT's transmission congestion,” said Chuck Eldred, PNM Resources executive vice president and CFO. “Power basis positions have been converted to natural gas and power positions, which are more liquid. First Choice Power is in the process of liquidating those remaining positions. Moving forward, we have eliminated speculative trading from our business strategy.”
Also affecting PNM Resources’ GAAP earnings was $14.2 million representing PNM Resources’ share of net unrealized mark-to-market losses on economic hedges incurred by EnergyCo.

QUARTERLY SEGMENT REPORTING OF EARNINGS

PNM Electric – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•	Ongoing losses were $14.4 million, or $0.19 per diluted share, compared with earnings of $12.3 million, or $0.16 per diluted share, in 2007.

•
GAAP losses were $27.1 million, or $0.35 per diluted share, compared with earnings of $14.2 million, or $0.18 per diluted share, in 2007. Earnings were impacted by regulatory disallowances totaling $18.3 million, or $0.24 per diluted share.

•
Planned and forced outages at San Juan and Four Corners more than offset improved availability at Palo Verde. Lower plant availability reduced off-system sales activity and increased market purchases required to serve load. Higher generation costs and purchased-power prices also lowered earnings.

•
Gross margin associated with the company’s unregulated power plants – Palo Verde Unit 3, the Luna Energy Facility and the Lordsburg Generating Station – was $16.5 million in 2008, compared with $11.1 million in 2007, based on an average price of short-term power sales.

TNMP – a transmission and distribution company in Texas.

•	TNMP reported ongoing and GAAP earnings of $3.7 million, or $0.05 per diluted share, compared with earnings of $0.9 million, or $0.01 per diluted share in 2007.

•	Lower operational costs of $2.1 million, interest savings of $1.5 million and the expiration of synergy givebacks related to PNM Resources’ 2005 acquisition of TNMP improved earnings.

First Choice Power – a competitive retail electric provider in Texas.

•
First Choice Power reported ongoing earnings of $2.2 million, or $0.03 per diluted share, compared with $7.1 million, or $0.09 per diluted share in 2007. Usage was reduced 42,000 megawatt-hours, mainly due to milder weather. Customer-mix changes and higher power costs also reduced earnings.

•	GAAP losses were $24.1 million, or $0.31 per diluted share, compared with earnings of $5.9 million, or $0.08 per diluted share, in 2007. Losses were driven by speculative trading activity.

•	Average retail margin was approximately $21 per megawatt-hour, compared with approximately $27 per megawatt-hour in 2007.

EnergyCo – jointly owned by PNM Resources and a subsidiary of Cascade Investment, L.L.C., EnergyCo owns two generating assets – the coal-fired Twin Oaks Power facility and the natural gas-fired Altura Cogen facility.

•
EnergyCo reported PNM Resources' equity in net ongoing losses of $0.2 million compared with losses of $0.4 million in 2007. Losses in 2008 include the negative impact of $0.8 million in after-tax purchase accounting.

•
PNM Resources' equity in the net GAAP losses of EnergyCo was $15.2 million, or $0.20 per diluted share, compared with losses of $0.4 million in 2007. Net unrealized mark-to-market losses on economic hedges primarily drove results.

•	PNM Resources' share of EnergyCo's ongoing EBITDA was $7.6 million.

•	Twin Oaks had an EAF of 96.8 percent. Altura Cogen produced an EAF of 98.2 percent.

Corporate/Other  – a business segment that reflects costs at the PNM Resources holding company, comprised mainly of interest expense related to certain short-term debt and existing hybrid securities.

•	Corporate/Other reported ongoing losses of $7.1 million, or $0.09 per diluted share, compared with losses of $6.2 million, or $0.08 per diluted share in 2007.

•	GAAP losses were $8.5 million, or $0.12 per diluted share, compared with losses of $6.9 million or $0.09 per diluted share in 2007. Higher financing costs partially drove results.

Discontinued Operations

PNM Gas:  A natural gas utility with distribution and transmission assets.

•
PNM Gas reported ongoing earnings of $19.3 million, or $0.25 per diluted share, compared with $14.6 million, or $0.19 per diluted share. PNM Gas reported GAAP earnings of $22.5 million, or $0.30 per diluted share, compared with $14.5 million, or $0.19 per diluted share, in 2007.

•	Earnings were improved by the implementation of new delivery rates, customer growth of 1.2 percent and reduced operational costs.

COMPANY UPDATES

PNM and TNMP Credit Facilities

PNM has put in place a $300 million credit facility. Merrill Lynch & Co., Inc., Morgan Stanley and Wachovia have fully underwritten the short-term facility, which will enhance PNM's near term liquidity. PNM also has binding commitment letters from Deutsche Bank Securities Inc. and Royal Bank of Canada for a separate 364-day, fully underwritten letter of credit facility for $100 million, subject to final documentation.

In addition, JPMorgan and Union Bank of California have committed to serve as lead arrangers of a syndicate for a revolving credit facility for TNMP. Through a binding commitment letter, the banks have agreed to provide TNMP a total of $80 million in credit as part of the syndication, subject to final documentation.

Power from Palo Verde Unit 3 Sold

PNM has entered into agreements to sell its share of power – approximately 135 megawatts – from Palo Verde Nuclear Generating Station Unit 3. The long-term, power-sale deals began May 1 and run through Dec. 31, 2010.

The agreements are the latest step in executing the company’s strategy of separating its merchant activities from regulated operations. As part of the sales agreements, PNM received $70.6 million in pre-payments.

PNM Resources Acquisition of Cap Rock Energy

PNM Resources and Cap Rock Energy have requested that the Public Utility Commission of Texas hear this proceeding directly in light of the statutory 180-day deadline for processing this case. The  State Office of Administrative Hearings will process the case.

PNM Electric Rate Case

PNM implemented its $34.4 million increase to electric rates on May 1. Regarding its request to implement an emergency fuel and purchased-power adjustment clause, staff and intervenor testimony is due May 9 and PNM’s rebuttal testimony is due May 14. A hearing on the fuel clause issue is scheduled to start on May 12 with testimony from PRC staff, only. It is scheduled to resume May 15.  PNM Resources will update its 2008 and 2009 earnings guidance after resolution of the emergency fuel clause.

Sale of PNM Gas Operations

PNM and New Mexico Gas Company have filed their respective applications with New Mexico state regulators regarding the sale and acquisition of PNM gas operations. Regulators have consolidated both cases and the following schedule has been established:

June 12                                   Filing deadline for motion to intervene

July 9                                      Staff and intervenor testimony due

August 9                                Rebuttal testimony due

August 18-22                         Hearing scheduled

Merchant Book Sale

PNM’s pending sale of certain wholesale power, natural gas and transmission contracts to Shell Energy North America (US), L.P., is expected to close by June 30, at which time the agreed-upon sales prices will be $6.1 million.

FIRST QUARTER EARNINGS CALL:  9 AM EDT, WEDNESDAY, MAY 7

PNM Resources will discuss 2008 first quarter earnings results during a live conference call and Web cast at 9 a.m. EDT on Wednesday, May 7. Speaking on the call will be Jeff Sterba, PNM Resources chairman, president and CEO; Chuck Eldred, executive vice president.

Investors, analysts and other participants can listen to the live conference call by dialing 877-397-0272  (toll free) or 719-325-4875 (toll) five to 10 minutes prior to the event and referencing “the PNM Resources earnings conference call.” A telephone replay will be available at noon EDT until midnight May 12 by dialing 888-203-1112  (toll free) or 719-457-0820 and using confirmation code 3684371.

A live Web cast of the call will be available at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2007 consolidated operating revenues from continuing and discontinued operations of $2.4 billion. Through its utility and energy subsidiaries, PNM Resources serves electricity to approximately 835,000 homes and businesses in New Mexico and Texas and natural gas to nearly 492,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Another subsidiary is First Choice Power, a deregulated competitive retail electric provider in Texas. With generation resources of more than 2,650 megawatts, PNM Resources and its subsidiaries market power throughout the Southwest, Texas and the West. In addition, the company has a 50-percent ownership of EnergyCo, which owns approximately 920 megawatts of generation. For more information, visit www.PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNMR’s, PNM’s, or TNMP’s expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR’s, PNM’s, and TNMP’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include the risk that conditions affecting the Company’s ability to access the financial markets, including actions by ratings agencies affecting the Company’s credit ratings, or EnergyCo’s access to additional debt financing following the utilization of its existing credit facility, state and federal regulatory and legislative decisions and actions, including PNM’s pending application for an emergency fuel adjustment clause, the risk that the closings of the pending sales of the PNM natural gas utility and certain wholesale electricity, natural gas and transmission contracts, and the pending purchase of certain Continental subsidiaries may not occur due to regulatory or other reasons, the performance of generating units and transmission systems, including PVNGS, SJGS, Four Corners, and EnergyCo generating units, and transmission systems, the risk that EnergyCo is unable to identify and implement profitable acquisitions, including development of the Cedar Bayou IV Generating Station, or that PNMR and ECJV will not agree to make additional capital contributions to EnergyCo, the potential unavailability of cash from PNMR’s subsidiaries or EnergyCo due to regulatory, statutory or contractual restrictions, the outcome of any appeals of the PUCT order in the stranded cost true-up proceeding, the ability of First Choice to attract and retain customers, changes in ERCOT protocols, changes in the cost of power acquired by First Choice, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the ability to secure long-term power sales, the risk that the Company and its subsidiaries and EnergyCo may have to commit to substantial capital investments and additional operating costs to comply with new environmental control requirements, including possible future requirements to address concerns about global climate change, the risks associated with completion of generation, including pollution control equipment at SJGS, and the EnergyCo Cedar Bayou IV Generating Station, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns, the outcome of legal proceedings, including PNM’s pending gas rate case appeal, changes in applicable accounting principles, and the performance of state, regional, and national economies.

Non-GAAP Financial Measures
PNM Resources (“the Company”) uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees.  While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies.

CONTACTS:
Analysts                                                                Analysts & Media
Gina Jacobi, (505) 241-2211                                 Frederick Bermudez, (505) 241-4831

PNM Resources
Schedule 1
2008 Reconciliation of Ongoing to GAAP Earnings
($ in Thousands)
(Unaudited)

		Utilities			EnergyCo	Corp/
	PNM Electric	TNMP Electric	PNM Gas	FCP	(50%)	Other	PNMR
Ongoing Earnings	(14,440)	3,730	19,290	2,155	(179)	(7,070)	3,486

Non-Recurring Items
Business Improvement Plan	241		(8)			(1,469)	(1,236)
Depreciation on gas assets			3,182				3,182
Speculative trading				(30,284)	(735)		(31,019)
Unrealized impairments of NDT securities	(1,202)						(1,202)
Regulatory disallowances	(18,273)						(18,273)
Economic mark-to-market hedges	6,565		35	4,065	(14,239)		(3,574)
Total Non-Recurring Items	(12,669)	-	3,209	(26,219)	(14,974)	(1,469)	(52,122)

GAAP Earnings from Continuing Operations	(27,109)	3,730		(24,064)	(15,153)	(8,539)	(71,135)
GAAP Earnings from Discontinued Operations			22,499				22,499
GAAP Net Earnings	(27,109)	3,730	22,499	(24,064)	(15,153)	(8,539)	(48,636)

* $8,338 of First Choice Power’s speculative trading losses is realized and $21,946 is unrealized.

PNM Resources
Schedule 2
2007 Reconciliation of Ongoing to GAAP Earnings
($ in Thousands)
(Unaudited)

		Utilities				EnergyCo	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Altura	FCP	(50%)	Other	PNMR
Ongoing Earnings	12,261	938	14,647	1,442	7,133	(400)	(6,203)	29,818

Non-Recurring Items
JV formation costs							(742)	(742)
Speculative trading					166			166
Unrealized impairments of NDT securities	(145)							(145)
Economic Mark-to-Market	2,110		(125)		(1,416)			569
Total Non-Recurring Items	1,965	-	(125)	-	(1,250)	-	(742)	(152)

GAAP Earnings from Continuing Operations	14,226	938		1,442	5,883	(400)	(6,945)	15,144
GAAP Earnings from Discontinued Operations			14,522					14,522
GAAP Net Earnings	14,226	938	14,522	1,442	5,883	(400)	(6,945)	29,666

PNM Resources
Schedule 3:
2008 Reconciliation of Ongoing to GAAP Earnings Per Share
(Unaudited)

		Utilities
	PNM Electric	TNMP Electric	PNM Gas	FCP	EnergyCo (50%)	Corp/ Other	PNMR
Ongoing Earnings	(0.19)	0.05	0.25	0.03	0.00	(0.09)	0.05

Non-Recurring Items
Business Improvement Plan	0.01					(0.03)	(0.02)
Depreciation on Gas Assets			0.05				0.05
Speculative trading				(0.39)	(0.01)		(0.40)
Unrealized impairments of NDT securities	(0.02)						(0.02)
Regulatory disallowances	(0.24)						(0.24)
Economic Mark-to-Market Hedges	0.09			0.05	(0.19)		(0.05)
Total Non-Recurring Items	(0.16)	0.00	0.05	(0.34)	(0.20)	(0.03)	(0.68)

GAAP Earnings from Continuing Operations	(0.35)	0.05		(0.31)	(0.20)	(0.12)	(0.93)
GAAP Earnings from Discontinued Operations			0.30				0.30
GAAP Net Earnings	($0.35)	$0.05	$0.30	($0.31)	($0.20)	($0.12)	($0.63)

Average Shares Outstanding (Basic and Diluted): 76,849,717

* $0.11 per diluted share of First Choice Power’s speculative trading losses is realized and $0.28 per diluted share is unrealized.

PNM Resources
Schedule 4:
2007 Reconciliation of Ongoing to GAAP Earnings Per Share
(Unaudited)

		Utilities
	PNM Electric	TNMP Electric	PNM Gas	Altura	FCP	EnergyCo (50%)	Corp/ Other	PNMR
Ongoing Earnings	0.16	0.01	0.19	0.02	0.09	(0.01)	(0.08)	0.38

Non-Recurring Items
JV formation costs							(0.01)	(0.01)
Speculative trading					0.00			0.00
Unrealized impairments of NDT securities	0.00							0.00
Economic Mark-to-Market	0.02				(0.01)			0.01
Total Non-Recurring Items	0.02	0.00	0.00	0.00	(0.01)	0.00	(0.01)	0.00

GAAP Earnings from Continuing Operations	0.18	0.01		0.02	0.08	(0.01)	(0.09)	0.19
GAAP Earnings from Discontinued Operations			0.19					0.19
GAAP Net Earnings	$0.18	$0.01	$0.19	$0.02	$0.08	($0.01)	($0.09)	$0.38
Average Diluted Shares Outstanding: 78,099,034

PNM Resources
Schedule 5:
2008 First Quarter Reconciliation of EnergyCo GAAP Net Income to Ongoing EBITDA
($ in Thousands)
(Unaudited)

Calculation of EnergyCo Ongoing EBITDA
GAAP Net Income	$(51,006)
Adjustments (add back):
Purchase accounting contract amortizations	2,806
Losses on forward mark on economic hedges	47,142
Depreciation and amortization expense	7,569
Losses on speculative trading	2,432
Interest expense	6,568
Income tax	(383)
Ongoing EnergyCo EBITDA	15,128

50 percent of EBITDA (PNMR share)	$7,564

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$364,403	$436,834
Other	100	210
Total operating revenues	364,503	437,044

Operating Expenses:
Cost of energy sold	234,380	216,812
Administrative and general	47,362	58,327
Energy production costs	51,204	47,382
Regulatory disallowances	30,248	-
Depreciation and amortization	34,037	34,841
Transmission and distribution costs	13,376	14,655
Taxes other than income taxes	12,867	16,572
Total operating expenses	423,474	388,589
Operating income (loss)	(58,971)	48,455

Other Income and Deductions:
Interest income	5,530	9,792
Gains (losses) on investments held by NDT	(3,705)	44
Other income	890	1,904
Equity in net loss of EnergyCo	(25,083)	(662)
Other deductions	(3,882)	(975)
Net other income and deductions	(26,250)	10,103

Interest Charges:
Interest on long-term debt	18,908	21,063
Other interest charges	8,927	13,838
Total interest charges	27,835	34,901

Earnings (Loss) before Income Taxes	(113,056)	23,657

Income Taxes (Benefit)	(42,053)	8,381

Preferred Stock Dividend Requirements of Subsidiary	132	132

Earnings (Loss) from Continuing Operations	(71,135)	15,144

Earnings from Discontinued Operations, net of Income
Taxes of $13,655 and $9,517	22,499	14,522

Net Earnings (Loss)	$(48,636)	$29,666

Earnings (Loss) from Continuing Operations per Common Share:
Basic	$(0.93)	$0.20
Diluted	$(0.93)	$0.19
Net Earnings (Loss) per Common Share:
Basic	$(0.63)	$0.39
Diluted	$(0.63)	$0.38

Dividends Declared per Common Share	$0.23	$0.23

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues and average number of customers:

	Three Months Ended March 31,
	2008	2007	Change	%
	(In millions, except customers)
Residential	$71.2	$67.8	$3.4	5.0
Commercial	67.5	64.7	2.8	4.3
Industrial	25.8	23.4	2.4	10.3
Transmission	5.3	6.7	(1.4)	(20.9)
Other retail	5.4	5.4	-	-
Wholesale long-term sales	36.5	30.0	6.5	21.7
Wholesale short-term sales	41.0	42.4	(1.4)	(3.3)
	$252.7	$240.4	$12.3	5.1
Average customers (thousands)	494.0	487.0	7.0	1.4

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended March 31,
	2008	2007	Change	%
	(Gigawatt hours)
Residential	857.7	820.6	37.1	4.5
Commercial	910.3	877.0	33.3	3.8
Industrial	441.8	470.3	(28.5)	(6.1)
Other	59.6	56.0	3.6	6.4
Wholesale long-term sales	654.1	543.5	110.6	20.3
Wholesale short-term sales	1,079.3	1,167.0	(87.7)	(7.5)
	4,002.8	3,934.4	68.4	1.7

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues, and average number of customers:

	Three Months Ended March 31,
	2008	2007	Change	%
	(In millions, except customers)
Residential	$15.3	$14.8	$0.5	3.4
Commercial	16.6	16.0	0.6	3.8
Industrial	3.2	1.7	1.5	88.2
Other	7.1	8.4	(1.3)	(15.5)
	$42.2	$40.9	1.3	3.2
Average customers (thousands) (1)	227.4	225.4	2.0	0.9

(1)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include (in thousands) 124.3 and 143.9 customers of TNMP Electric for the three months ended March 31, 2008 and 2007 who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

The following table shows TNMP Electric GWh sales by customer class:

	Three Months Ended March 31,
	2008	2007	Change	%
	(Gigawatt hours(1))
Residential	538.5	538.5	-	-
Commercial	473.7	459.1	14.6	3.2
Industrial	543.1	407.3	135.8	33.3
Other	26.5	24.1	2.4	10.0
	1,581.8	1,429.0	152.8	10.7

(1)
The GWh sales reported above include 395.0 and 473.0 GWhs for the three months ended March 31, 2008 and 2007 used by customers of TNMP Electric respectively, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

The following table shows PNM Gas operating revenues by customer class included in earnings from discontinued operations within the presentation of Condensed Consolidated Statements of Earnings (Loss) and average number of customers:

	Three Months Ended March 31,
	2008	2007	Change	%
	(In millions, except customers)
Residential	$156.7	$152.3	$4.4	2.9
Commercial	44.6	45.2	(0.6)	(1.3)
Industrial	0.8	0.6	0.2	33.3
Transportation(1)	6.1	5.0	1.1	22.0
Other	12.3	13.4	(1.1)	(8.2)
	$220.5	$216.5	$4.0	1.8
Average customers (thousands)	498.0	492.0	6.0	1.2

(1)	Customer-owned gas.

The following table shows PNM Gas throughput by customer class:

	Three Months Ended March 31,
	2008	2007	Change	%
	(Thousands of Decatherms)
Residential	14,287.5	13,944.1	343.4	2.5
Commercial	4,594.1	4,634.4	(40.3)	(0.9)
Industrial	91.9	63.1	28.8	45.6
Transportation(1)	11,376.5	10,799.7	576.8	5.3
Other	1,032.7	1,325.6	(292.9)	(22.1)
	31,382.7	30,766.9	615.8	2.0

(1)	Customer-owned gas.

The following table shows First Choice operating revenues by customer class, including intersegment revenues, and actual number of customers:

	Three Months Ended March 31,
	2008	2007	Change	%
	(In millions, except customers)
Residential	$76.7	$85.6	(8.9)	(10.4)
Mass-market	15.9	16.2	(0.3)	(1.9)
Mid-market	35.6	30.9	4.7	15.2
Trading gains (losses)	(47.1)	0.2	(47.3)	(23,650.0)
Other	3.1	2.7	0.4	14.8
	$84.2	$135.6	(51.4)	(37.9)
Actual customers (thousands) (1,2)	257.1	256.9	0.2	0.1

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)
Due to the competitive nature of First Choice’s business, actual customer count at March 31 is presented in the table above as a more representative business indicator than the average customers that are shown in the table for TNMP customers.

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended March 31,
	2008	2007	Change	%
	(Gigawatt hours (1))
Residential	563.7	614.9	(51.2)	(8.3)
Mass-market	94.9	100.3	(5.4)	(5.4)
Mid-market	278.8	263.6	15.2	5.8
Other	4.4	5.2	(0.8)	(15.4)
	941.8	984.0	(42.2)	(4.3)

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

Effective June 1, 2007, PNMR contributed Altura, including the Twin Oaks business, to EnergyCo.  Accordingly, Altura’s results of operations are included in PNMR for the three months ended March 31, 2007, but not in 2008.